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                                                                   EXHIBIT 10.16


                        DEFERRED COMPENSATION PLAN NO. 2

         ChoicePoint Inc. (the "Company") does hereby adopt this ChoicePoint Inc. Deferred Compensation Plan No. 2, effective October 1, 2002.

                                   ARTICLE I.

                                    PREFACE

         SECTION 1.1. Effective Date. The effective date of this Plan is October 1, 2002.

         SECTION 1.2. Purpose of the Plan. The purpose of this Plan is to provide unfunded deferred compensation to certain persons as follows:

         Pursuant to the provisions of the Company's 1997 Omnibus Stock Incentive Plan (the "Omnibus Plan") and particularly section 19(c) thereof, to provide for a select group of highly compensated management Employees of the Company (and certain affiliated companies) the ability to elect to defer receipt, until the termination of their employment or attainment of a stated age, if later, of (i) unrestricted stock, which they would otherwise receive at the time when the restrictions pertaining to their Restricted Share awards granted pursuant to the Omnibus Plan would lapse, and (ii) certain cash bonuses granted at the time of grant of said Restricted Share awards.

         SECTION 1.3. Governing Law. This Plan shall be regulated, construed and administered under the laws of the State of Georgia, except when preempted by federal law.

         SECTION 1.4. Gender and Number. For purposes of interpreting the provisions of this Plan, the masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, and the singular shall include the plural unless otherwise clearly required by the context.

                                   ARTICLE II.

                                   DEFINITIONS

         The following words and phrases shall have the following respective meanings for purposes of this Plan:

         SECTION 2.1. Account shall mean the record maintained in accordance with Section 4.3 by the Employer to reflect the number of shares of the Company's common stock the receipt of which has been deferred pursuant to the terms hereof.

         SECTION 2.2. Beneficiary shall mean the person or persons designated by the Participant as his Beneficiary under this Plan, in accordance with the provisions of Article VII hereof.


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         SECTION 2.3.    Benefit shall mean the value as of any given date of
              the contributions and appropriate investment experience credited to a Participant's Account identified in Section 2.1.

         SECTION 2.4. ChoicePoint Inc. Stock Fund shall mean a hypothetical fund established for each Participant to reflect the value of the Participant's Account invested in said fund. Said fund shall be credited with shares and fractional shares of Company common stock at the time of any addition to the Fund which are equal to the number of shares, including any coincidental cash bonus (converted into shares), subject to a Participant's deferral election hereunder. Dividends paid on shares of the Company's common stock shall be calculated in dollars based on the number of shares held in the fund and shall be converted into shares based on the amount of the dividend divided by the value of a share of Company common stock and credited to the fund as of the date paid, as additional hypothetical earnings experienced by the fund. Transfers out of said fund shall be made in shares of Company stock only, and the fund shall be reduced by the number of shares required. For these purposes, the value of Company common stock will be the closing price for the stock quoted in The Wall Street Journal for the date in question.

         SECTION 2.5. Code shall mean the Internal Revenue Code of 1986, as amended.

         SECTION 2.6.    Company shall mean ChoicePoint Inc.

         SECTION 2.7. Committee shall mean the Management Compensation and Benefits Committee of the Board of Directors of the Company.

         SECTION 2.8. Controlled Group means the Company and any other corporation which is a member of the controlled group of corporations of which the Company is a member as defined in section 414(b) of the Code.

         SECTION 2.9. Employee shall mean a person who (a) performs services for an Employer (b) is a common law employee of such an Employer, and (c) is classified on the Employer's records, and paid, as a salaried employee of the Employer.

         SECTION 2.10. Employer shall mean the Company and any other Controlled Group member that adopts this Plan pursuant to Section 8.7.

         SECTION 2.11. Insolvent. For purposes of this Plan, an Employer shall be considered Insolvent at such time as it (a) is unable to pay its debts as they mature, or (b) is subject to a pending voluntary or involuntary proceeding as a debtor under the United States Bankruptcy Code, as heretofore or hereafter amended.

         SECTION 2.12. Participant. For a particular Plan Year, the term Participant shall mean (a) any Employee designated by the Chief Executive Officer of the Company or, if the Participant in question is the Chief Executive Officer, by the Management Compensation and Benefits Committee of the Board of Directors of the Company,

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              as eligible to participate in the Plan. So long as such a person has an undistributed benefit under the Plan, he shall continue to be a Participant even though he is no longer an Employee.

         SECTION 2.13. Plan shall mean the ChoicePoint Inc. Deferred Compensation Plan No. 2, as set forth herein or as duly amended.

         SECTION 2.14. Plan Administrator shall mean the Chief Financial Officer and the Vice President, Compensation and Benefits, of the Company or the person or persons appointed by the Committee or the Board of Directors to administer the Plan pursuant to Article IX.

         SECTION 2.15. Plan Year shall mean the calendar year; provided, however, that the first Plan Year shall begin on the Effective Date and end on December 31, 2002.

         SECTION 2.16. Restricted Shares shall mean shares of Company common stock granted to a Participant pursuant to the Omnibus Plan which are subject to restrictions on transfers and/or a substantial risk of forfeiture.

         SECTION 2.17. Valuation Date shall mean each day in the calendar year or such other date determined by the Plan Administrator and communicated to the Participants.

                                   ARTICLE III.

                                  CONTRIBUTIONS

         SECTION 3.1. Elections to Defer. Each Participant may, at any time prior to one (1) year prior to the date on which restrictions pertaining to Restricted Share awards lapse, elect irrevocably to defer the receipt of said shares, by instrument in writing delivered to the Plan Administrator. The irrevocable election to defer receipt of said shares shall extinguish the Participant's rights with respect to said shares pursuant to the Omnibus Plan and replace those rights with the rights described herein. The number of said Restricted Shares as to which such an election is made shall be credited to the ChoicePoint Inc. Stock Fund. With respect to any cash bonus which was granted to the Participant as of the same date as the Restricted Shares in question, and which would have been payable, if vested, at the same date as the restrictions would have lapsed as to said Restricted Shares, each Participant may also elect to defer the receipt of any portion or all of said cash bonus award, as designated by the Participant on the relevant election form, which must be filed no later than one
              (1) year prior to the date on which the cash bonus award would be payable. The deferred cash bonus award will be credited to the Participant's Account and treated as if invested in common stock of the Company in the ChoicePoint Inc. Stock Fund based on the value of said shares determined by the Administrator as of the date of the deferral.

         SECTION 3.2. Effect and Duration of Election. Any elections made in accordance with Section 3.1 above shall be irrevocable. Notwithstanding the foregoing, a Participant's election to defer shall automatically terminate on the earlier of the

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              date the Participant's Employer is deemed Insolvent, or the date the Plan is terminated.

                                   ARTICLE IV.

                             ACCOUNT ADMINISTRATION

         SECTION 4.1. Account Earnings Credit. As of each Valuation Date, the Accounts attributable to each Participant shall be revalued based on the closing price of the Company's stock, quoted in The Wall Street Journal, for said date or for the most immediately preceding date for which such a quote is published if not published on the Valuation Date.

         SECTION 4.2. Investment Fund. The sole investment fund available to determine the earnings credit to be applied (see Section 4.1) to each account is the ChoicePoint Inc. Stock Fund. Notwithstanding the foregoing, in the absence of a formal amendment to the Plan to permit otherwise, under no circumstances shall any Employer actually invest any amounts of the Employer's cash or other assets in ChoicePoint Inc. stock for the purposes of this Plan.

         SECTION 4.3. Participant's Accounts. Each Employer shall establish and maintain on its books a reserve in an aggregate amount equal to the total of the accounts for each Participant. The Plan Administrator shall maintain records for individual Participants which shall contain the following entries, as applicable:

              (a)   Amounts deferred pursuant to Section 3.1;

              (b)   Amounts to all Accounts for the earnings described in
                    Section 4.1 which shall continue until such Accounts have been distributed to the Participant or his Beneficiary, and

              (c)   Debits for any distributions made from the Accounts.

         SECTION 4.4. Statements. Participants shall be provided with statements of their Account balances as soon as practicable following each calendar quarter.

                                   ARTICLE V.

                                    VESTING

         A Participant shall be 100% vested in amounts credited to his Account hereunder upon the date on which the substantial risk of forfeiture and/or restriction on transfer of the Restricted Shares awarded to him would lapse by the terms of said award.

                                   ARTICLE VI.

                    DISTRIBUTION OF BENEFITS TO PARTICIPANTS

         SECTION 6.1.    Deferral Election Form.

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              (a)   Deferral Period. The Deferral Election Forms described in
                    the appropriate section above shall also contain such Participant's election regarding the time of the commencement of payment to him of his Benefit described therein. Each Participant may elect that payment of his Benefit shall commence on (i) the date on which he ceases to be an Employee of all members of the Controlled Group, or if later, (ii) the date on which he attains an age specified in the Deferral Election Form.

              (b) Form of Payment. In the Deferral Election Form, the Participant shall also elect whether to receive his benefits under the Plan in the form of a lump sum payment or in annual installments for a period not exceeding 20 years. Payments of benefits hereunder shall be made in the form elected by the Participant, provided that the Participant shall have made a written election with respect to the form of payment at least twelve months prior to the commencement of payments hereunder. In the event that the Participant has made more than one such election, the most recent election filed with the Plan Administrator, but no less than 12 months prior to the date payments are to commence, shall control. If the Participant fails to make a valid election with respect to the form of payment, payments hereunder shall be made in the form of a single lump sum payment.

         SECTION 6.2.    Time and Manner of Payment.

              (a) Timing. A Participant's Benefit shall be paid (or commence to be paid) to the Participant no later than the 30th day after the date specified in the Participant's Deferral Election Form pursuant to Section 6.1.

              (b) Form. A Participant's Benefit shall be distributed to the Participant in the form(s) selected by the Participant in the Deferral Election Form pursuant to Section 6.1 with respect to such amounts. If installment payments are elected, the first installment shall be paid on the date specified in Section 6.2(a) and shall be made annually thereafter, with each installment being based on the number of shares of Company common stock held in the Account on the date immediately preceding the date such installment is to be paid. The installment shall be equal to such number multiplied by a fraction the numerator of which is one and the denominator of which is the total number of remaining installments to be paid, provided that the resulting number shall be rounded to the next higher whole number of shares, unless the final installment consists of a fraction, in which event it will be distributed in its cash equivalent determined by the Plan Administrator in good faith. The minimum installment payment shall be one share of Company common stock, except that the final payment shall be the remaining number, or fractions of shares of Company common stock held in the Account.

              (c) Small Accounts. Notwithstanding any provision of the Plan or a Participant's Deferral Election Form to the contrary, in the event that the

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                    Account of a Participant does not exceed 100 shares of
                    Company common stock at the time of the Participant's termination of employment with all members of the Controlled Group (regardless of whether the Participant has elected distribution at a later age), such Account shall automatically be paid to him in a single lump sum payment as soon as practicable following such termination of employment.

         SECTION 6.3. Liability for Payment/Expenses. The Company shall pay all Benefits and any administrative expenses hereunder to or on behalf of a Participant.

                                  ARTICLE VII.

                                 DEATH BENEFITS

         SECTION 7.1. Beneficiary Designations. A designation of a Beneficiary hereunder may be made only by an instrument (in form acceptable to the Plan Administrator) signed by the Participant and filed with the Plan Administrator prior to the Participant's death. In the absence of such a designation and at any other time when there is no existing Beneficiary designated hereunder, the Beneficiary of a Participant for his Benefits shall be the estate of the Participant. If two or more persons designated as a Participant's Beneficiary are in existence with respect to a single Benefit, the amount of any payment to the Beneficiary under this Plan shall be divided equally among such persons unless the Participant's designation specifically provides for a different allocation. Any change in Beneficiary shall be made by giving written notice thereof to the Plan Administrator and any change shall be effective only if received by the Plan Administrator prior to the death of the Participant.

         SECTION 7.2.    Distribution to Beneficiaries.

              (a) Amount of Benefits. The Benefits payable to a Participant's Beneficiary under this Plan shall be equal to such Participant's Account balance (or, in the case of a Participant who is not fully vested, the appropriate fraction thereof), on the date of the distribution of the Account to the Beneficiary.

              (b) Time of Payment. The Benefits payable to a Beneficiary under this Plan shall be paid as soon as practicable following the death of the Participant.

              (c) Manner of Payment. All Benefits payable to a Beneficiary hereunder shall be paid in the form of a lump sum payment, unless the Participant has elected on the appropriate Deferral Election Form, prior to his death, that the Benefits shall be paid to the Beneficiary (i) in the form of annual installments for a period not exceeding 5 years or
                    (ii) in the form currently being paid, if payments are in pay status at the time of the death, or (iii) in such other form as the Plan Administrator has made available on the Deferral Election Form from time to time. All payments shall be made in shares of Company common stock.

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                                  ARTICLE VIII.

                                  MISCELLANEOUS

         SECTION 8.1. Liability of Employers. Nothing in this Plan shall constitute the creation of a trust or other fiduciary relationship between an Employer and any Participant, Beneficiary or any other person.

         SECTION 8.2.    Limitation on Rights of Participants and Beneficiaries
              - No Lien. The Plan is designed to be an unfunded, nonqualified plan. Nothing contained herein shall be deemed to create a trust or lien in favor of any Participant or Beneficiary on any assets of any Employer. The Employers shall have no obligation to purchase any assets that do not remain subject to the claims of the creditors of the Employers for use in connection with the Plan. No Participant or Beneficiary or any other person shall have any preferred claim on, or any beneficial ownership interest in, any assets of an Employer prior to the time that such assets are paid to the Participant or Beneficiary as provided herein. Each Participant and Beneficiary shall have the status of a general unsecured creditor of the Employers.

         SECTION 8.3. No Guarantee of Employment. Nothing in this Plan shall be construed as guaranteeing future employment to any Participant. A Participant who is an Employee continues to be an Employee of an Employer solely at the will of the Employer and is subject to discharge at any time, with or without cause.

         SECTION 8.4. Payment to Guardian. If a benefit payable hereunder is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Plan Administrator may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Employers from all liability with respect to such benefit.

         SECTION 8.5. Assignment. No right or interest under this Plan of any Participant or Beneficiary shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of the Participant or Beneficiary.

         SECTION 8.6. Severability. If any provision of this Plan or the application thereof to any circumstance(s) or person(s) is held to be invalid by a court of competent jurisdiction, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.

         SECTION 8.7. Adoption by Other Employers. Any member of the Controlled Group may adopt this Plan with the consent of the Plan Administrator or the Chief Executive Officer of the Company by executing an instrument evidencing its adoption of this Plan on the order of its Board of Directors and filing a copy

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              thereof with the Company. Such adoption may be subject to such terms and conditions as the Committee requires or approves.

         SECTION 8.8. Tax Withholding. Any amount payable to a Participant or Beneficiary under this Plan shall be subject to reduction by amounts required to be withheld by the Company under any provision of law (including without limitation the provisions of federal, state, local and foreign tax laws).

         SECTION 8.9. Effect on other Benefits. Benefits payable to or with respect to a Participant under the 401 (k) Plan or any other Employer-sponsored (qualified or nonqualified) plan, if any, are in addition to those provided under this Plan.

                                   ARTICLE IX.

                           ADMINISTRATION OF THE PLAN

         SECTION 9.1.    Administration.

              (a) In general. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have sole and absolute discretion to interpret where necessary all provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to determine the rights and status under the Plan of Participants, or other persons, to resolve questions or disputes arising under the Plan and to make any determinations with respect to the Benefits payable under the Plan and the persons entitled thereto as may be necessary for the purposes of the Plan. Without limiting the generality of the foregoing, the Plan Administrator is hereby granted the authority (i) to determine whether a particular Employee is a Participant, and (ii) to determine if an Employee is entitled to Benefits hereunder and, if so, the amount and duration of such Benefits, and (iii) to make any other decisions required in connection with the ongoing administration of the Plan. The Plan Administrator's determination of the rights of any Employee or former Employee or Beneficiary hereunder shall be final and binding on all persons, subject only to the provisions of Sections
                    9.3 and 9.4 hereof.

              (b) Delegation of Duties. The Plan Administrator may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of Benefits, to a named administrator or administrators.

         SECTION 9.2. Regulations. The Plan Administrator shall promulgate any rules and regulations he deems necessary in order to carry out the purposes of the Plan or to interpret the provisions of the Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan. The rules, regulations and interpretations made by the Plan Administrator shall, subject to the provisions of Sections 9.3 and
              9.4 hereof be final and binding on all persons.

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         SECTION 9.3.    Claims Procedures. The Plan Administrator shall
              determine the rights of any Employee or former Employee or Beneficiary to any Benefits hereunder. Any person who believes that he has not received the Benefits to which he is entitled under the Plan may file a claim in writing with the Plan Administrator. The Plan Administrator shall, no later than 90 days after the receipt of a claim (plus an additional period of 90 days if required for processing, provided that notice of the extension of time is given to the claimant within the first 90 day period), either allow or deny the claim in writing. If a claimant does not receive written notice of the Plan Administrator's decision on his claim within the above-mentioned period, the claim shall be deemed to have been denied in full.

         A denial of a claim by the Plan Administrator, wholly or partially, shall be written in a manner calculated to be understood by the claimant and shall include:

              (a)   the specific reasons for the denial;

              (b) specific reference to pertinent Plan provisions on which the denial is based;

              (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

              (d)   an explanation of the claim review procedure.

         A claimant whose claim is denied (or his duly authorized representative) may within 60 days after receipt of denial of a claim file with the Plan Administrator a written request for a review of such claim. If the claimant does not file a request for review of his claim within such 60-day period, the claimant shall be deemed to have acquiesced in the original decision of the Plan Administrator on his claim. If such an appeal is so filed within such 60-day period, the Company (or its delegate) shall conduct a full and fair review of such claim.

         The Company shall mail or deliver to the claimant a written decision on the matter based on the facts and the pertinent provisions of the Plan within 60 days after the receipt of the request for review (unless special circumstances require an extension of up to 60 additional days, in which case written notice of such extension shall be given to the claimant prior to the commencement of such extension). Such decision shall be written in a manner calculated to be understood by the claimant, shall state the specific reasons for the decision and the specific Plan provisions on which the decision was based and shall, to the extent permitted by law, be final and binding on all interested persons. If the decision on review is not furnished to the claimant within the above-mentioned time period, the claim shall be deemed to have been denied on review.

         SECTION 9.4. Revocability of Plan Administrator/Employer Action. Any action taken by the Plan Administrator or an Employer with respect to the rights or benefits under the Plan of any person shall be revocable by the Plan Administrator or the Employer as to payments not yet made to such person, and acceptance of any Benefits under the Plan constitutes acceptance of and agreement to the Plan Administrator's or the Employer's making any appropriate adjustments in future

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              payments to such person (or to recover from such person) for any excess payment or underpayment previously made to him.

         SECTION 9.5. Amendment. The Committee may at any time (without the consent of an Employer) amend any or all of the provisions of this Plan, except that (a) no such amendment may adversely affect any Participant's Benefit as of the date of such amendment and (b) no such amendment may suspend the crediting of earnings on the balance of a Participant's Account, until the entire balance of such Account has been distributed, in either case, without the prior written consent of the affected Participant. Any amendment shall be in the form of a written instrument executed by an authorized officer of the Company on the order of the Committee. In addition, the Plan Administrator shall have the authority to adopt (i) amendments to the Plan in order to comply with the requirements of applicable laws and regulations, and (ii) any other amendments that are consistent with the overall compensation and benefit policies of the Company. Subject to the foregoing provisions of this Section, such amendment shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution.

         SECTION 9.6.    Termination.

              (a) The Committee, in its sole discretion, may terminate this Plan at any time and for any reason whatsoever, except that
                    (i) no such termination may adversely affect any Participant's Benefit as of the date of such termination, except for the acceleration of distribution thereof, and
                    (ii) no such termination may suspend the crediting of earnings on the balance of a Participant's Account, until the entire balance of such Account has been distributed, in either case, without the prior written consent of the affected Participant. Any such termination shall be expressed in the form of a written instrument executed by an authorized officer of the Company on the order of the Committee. Subject to the foregoing provisions of this Subsection, such termination shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution. Written notice of any termination shall be given to the Participants as soon as practicable after the instrument is executed.

              (b) Notwithstanding anything in the Plan to the contrary, in the event of a termination of the Plan, the Company, in its sole and absolute discretion, shall have the right to change the time and form of distribution of Participants' Benefits, including requiring that all amounts credited to Participants' Accounts hereunder be immediately distributed in the form of a lump sum payment.

              (c) Any Employer (other than the Company) that adopts the Plan may elect to withdraw from the Plan and such withdrawal shall constitute a termination of the Plan as to such Employer provided, however, that such terminating Employer shall continue to be an Employer for the purposes hereof as to

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              Participants or Beneficiaries to whom it owes obligations
              hereunder. Such withdrawal and termination shall be expressed in an instrument executed by the terminating Employer on authority of its Board of Directors (or the applicable Committee thereof) and filed with the Plan Administrator, and shall become effective as of the date designated in such instrument or, if no such date is specified, on the date of its execution. Notwithstanding any other provision of the Plan, if an Employer (other than the Company) ceases to be a member of the Controlled Group, the Plan shall automatically terminate with respect to such Employer and all vested amounts credited to the Accounts of Employees of such Employer shall be immediately payable in the form of a lump sum payment or any applicable form of payment pursuant to the Participant's election, which shall thereupon become effective, or transferred to appropriate accounts established under a successor plan by said Employer.

Executed as of the Effective Date.

                                     CHOICEPOINT INC.

                                     By:     /s/ J. Michael de Janes
                                            -----------------------------------

                                     Title:  General Counsel and Secretary
                                            -----------------------------------


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